EXHIBIT 23.2

                        CONSENT OF INDEPENDENT ENGINEERS

As independent engineering consultants, Joe C. Neal and Associates, Petroleum Consultants, hereby consent to the use of our reports incorporated herein by reference.

/s/ JOE C. NEAL AND ASSOCIATES,
    PETROLEUM CONSULTANTS

Midland, Texas
February 10, 2006